Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nationwide Life Insurance Company of America:

We consent to the use of our reports with respect to Nationwide Provident VLI Separate Account-1 dated April 13, 2009, and Nationwide Life Insurance Company of America and subsidiaries dated April 17, 2009, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information (File No. 333-71763).

/s/ KPMG LLP

Philadelphia, PA

April 27, 2009